Exhibit 99.1

Horizon Technology Finance Announces

Monthly Distributions for January, February and March 2017

Totaling $0.30 Per Share

FARMINGTON, Conn., November 1, 2016 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, announced today that its board of directors has declared monthly cash distributions of $0.10 per share payable in each of January, February and March 2017. These monthly distributions, payable as set forth in the table below, total $0.30 per share. Including the monthly distributions declared in the fourth quarter of 2016, Horizon has declared $9.02 per share in cumulative distributions since its October 2010 initial public offering.

Monthly Distributions Declared in Fourth Quarter 2016

Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
December 16, 2016	December 20, 2016	January 13, 2017	$0.10
January 17, 2017	January 19, 2017	February 15, 2017	$0.10
February 17, 2017	February 22, 2017	March 15, 2017	$0.10
		Total:	$0.30

“Our management and our Board of Directors reduced our distributions from its previous level after careful consideration of the lower size of our investment portfolio and consistent with our policy of setting distributions that are covered by net investment income over time,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon.

When declaring distributions, the Horizon board of directors reviews estimates of taxable income available for distribution, which may differ from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition, and (iii) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each tax year, as well as the tax attributes for distributions in such tax year, will be made after the close of the tax year.

Horizon maintains a “Dividend Reinvestment Plan” (“DRIP”) that provides for the reinvestment of distributions on behalf of its stockholders, unless a stockholder has elected to receive distributions in cash. As a result, if Horizon declares a distribution, its stockholders who have not "opted out" of the DRIP by the distribution record date will have their distribution automatically reinvested into additional shares of Horizon’s common stock. Horizon has the option to satisfy the share requirements of the DRIP through the issuance of new shares of common stock or through open market purchases of common stock by the DRIP plan administrator. Newly-issued shares will be valued based upon the final closing price of Horizon’s common stock on a specified valuation date for each distribution as determined by Horizon’s board of directors. Shares purchased in the open market to satisfy the DRIP requirements will be valued based upon the average price of the applicable shares purchased by the DRIP plan administrator, before any associated brokerage or other costs, which are borne by Horizon.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Walnut Creek, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:
Horizon Technology Finance	Investor Relations and Media Contacts:
Daniel R. Trolio	The IGB Group
Vice President of Finance and	Scott Eckstein / Leon Berman
Interim Chief Financial Officer	(212) 477-8261 / (212) 477-8438
(860) 674-9977	seckstein@igbir.com / lberman@igbir.com
dtrolio@horizontechfinance.com